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                                                                    Exhibit 99.1

                     COMPUTER NETWORK TECHNOLOGY CORPORATION
                           RESTRICTED STOCK AGREEMENT


         THIS AGREEMENT made as of the ___ day of _______, ____, between Computer Network Technology Corporation, a Minnesota corporation (the "Company") and ________________________ (the "Employee"),

                              W I T N E S S E T H:

         WHEREAS, the Computer Network Technology Corporation 1997 Restricted Stock Plan (the "Plan") permits the Company to make certain awards to Employees, including awards of Restricted Stock; and

         WHEREAS, the Committee has determined to make an award of Restricted Stock to the Employee, such award to be governed by the terms of the Plan and this Agreement;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the parties agree as follows:

         1.       GRANT OF RESTRICTED STOCK

         (a) Subject to the terms and conditions of the Plan and of this Agreement (and subject to execution of this Agreement by Employee), the Company has granted to Employee _______ Shares, as defined in the Plan. Such Shares are subject to the restrictions provided for herein and are referred to collectively as the "Restricted Shares" and each as a "Restricted Share".

         (b) Each Restricted Share shall be evidenced by a duly issued stock certificate (which may represent more than one Restricted Share) registered in the name of Employee. Employee shall have all rights of a shareholder of the Company with respect to each Restricted Share (including voting rights and the right to receive dividends and other distributions), except that all restrictions provided for herein shall apply to each Restricted Share and to any other securities distributed with respect to such Restricted Share.

         (c) No Restricted Share may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until such Restricted Share has vested in Employee in accordance with all terms and conditions of this Agreement. Each Restricted Share shall remain restricted and subject to forfeiture by Employee to the Company unless and until such Restricted Share has vested in Employee in accordance with all terms and conditions of this Agreement.

         (d) Each stock certificate evidencing any Restricted Share shall contain such legends and stock transfer instructions or limitations as may be determined or authorized by the Committee in its sole discretion; and the Company may, in its sole discretion, retain custody of any such certificate throughout the period during which any Restrictions
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                  are in effect and require, as a condition to issuing any such certificate, that the Employee tender to the Company a stock power duly executed in blank relating thereto.

         2. NORMAL VESTING. For purposes of this Agreement, the term "Employment" and similar terms shall include the providing of services to the Company, or a parent or subsidiary thereof, in the capacity of employee, advisor or consultant. If the Employee remains continuously employed by the Company or a parent or subsidiary thereof (excluding any periods during which the Employee is on approved leaves of absence) for a period of four years commencing with the date of this Agreement, then the Restricted Shares will vest.

         3. ACCELERATED VESTING. Notwithstanding paragraph 2, above, the Restricted Shares shall vest immediately upon (i) a declaration by the Committee pursuant to paragraph 9 of the Plan upon the occurrence of an "Event," as defined therein, (ii) a Change in Control as defined in paragraph 5 of this Agreement, (iii) the death of the Employee or the Employee's becoming permanently disabled, or (iv) the achievement by the Employee (or the Employee and others as a group if so provided in Exhibit A) of the performance objectives described in Exhibit A attached to this Agreement, as revised or modified from time to time by the Committee in accordance with paragraph 7 of this Agreement. Accelerated vesting upon achievement of performance objectives may be incremental -- that is, designated numbers of the Restricted Shares may vest successively upon achievement of different performance objectives and certain of the performance objectives may not be identified until a future date.

         4. ISSUANCE OF UNRESTRICTED SHARES. Upon the vesting of any Restricted Shares, all restrictions on the transferability of such Restricted Shares will lapse, and the Company will, subject to the provisions of paragraphs 8 and 11 of the Plan (dealing with payment of required withholding taxes and other legal requirements, respectively), issue to the Employee a certificate evidencing the Restricted Shares that is free of transfer or other restrictions.

         5. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to occur if any of the following occur:

         (1) The acquisition by an individual, entity, or group (within the meaning of Section 13(d)(3) or l4(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 40% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a change in Control:

         (A) any acquisition of voting securities of the Company directly from the Company,

         (B) any acquisition of voting securities of the Company by the Company or any of its wholly owned Subsidiaries,

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         (C)      any acquisition of voting securities of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or

         (D) any acquisition by any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as was their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

         (2) Individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-l l;

         (3) Approval by the shareholders of the Company of a reorganization, merger, consolidation, or statutory exchange of Outstanding Company Voting Securities, unless immediately following such reorganization, merger, consolidation, or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation, owned, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation, or exchange in substantially the same proportions as was their ownership, immediately prior to such reorganization, merger, consolidation, or exchange, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

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         (4) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, immediately following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as was their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

         (5) Notwithstanding the above, a Change in Control shall not be deemed to occur with respect to the Employee if the acquisition of the 40% or greater interest referred to in subsection (i) is by a group, acting in concert, that includes the Employee or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or disposition of assets referred to in subsections (iii) or (iv) by a group, acting in concert, that includes the Employee.

         6. FORFEITURE. If the Employee's employment with the Company, or a parent or subsidiary thereof, is terminated, other than by reason of the Employee's death or permanent disability, then any Restricted Shares that have not previously vested shall be forfeited by Employee to the Company, Employee shall thereafter have no right, title or interest whatever in such Restricted Shares, and Employee shall immediately return to the Company all certificates representing Restricted Shares so forfeited.

         7. THE COMMITTEE; ADJUSTMENTS. The Committee, in its sole and absolute discretion, shall determine (i) whether the Employee has become permanently disabled, (ii) whether or the extent to which performance objectives described in Exhibit A have been achieved, and (iii) any other terms and conditions relating to this award. The Committee in its sole and absolute discretion, may modify previously established goals if it determines that modification is advisable. In addition, the Committee may modify this award, in its sole and absolute discretion, to adjust the number or type of securities subject hereto in the event of a reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company.

         8. EMPLOYMENT. This Agreement shall not give Employee any right to continued employment with the Company or any parent or

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subsidiary thereof, and the Company or any parent or subsidiary thereof employing Employee may terminate such employment or otherwise treat Employee without regard to the effect it may have upon Employee or any Restricted Shares under this Agreement.

         9. MISCELLANEOUS. This Agreement is entered into pursuant to the Plan and is subject to all of the terms and conditions contained in the Plan. A copy of the Plan is on file with the Company; and, by acceptance hereof, the Employee agrees and accepts this Agreement subject to the terms of the Plan. This Agreement shall be binding upon and inure to the benefit of any successor of the Company. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. This Agreement contains all terms and conditions with respect to the subject matter hereof and no amendment, modification or other change hereto shall be of any force or effect unless and until set forth in a writing executed by Employee and the Company.

         IN WITNESS WHEREOF, Employee has executed this Agreement and the Company has caused this Agreement to be executed by its duly authorized officer, all as of the day and year first above written.


                                    COMPUTER NETWORK TECHNOLOGY CORPORATION


                                    By__________________________________________
                                        Its_____________________________________


                                    ____________________________________________
                                    Employee

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                                    EXHIBIT A
              TO RESTRICTED STOCK AGREEMENT DATED ________________
                          BETWEEN _________________ AND
                     COMPUTER NETWORK TECHNOLOGY CORPORATION



         The Restricted Shares subject to the Restricted Stock Agreement to which this Exhibit A is attached shall vest if Employee ______________________ .


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